Exhibit 77D: Policies with respect to security investments

Morgan Stanley Institutional Fund, Inc. - Multi-Asset
Portfolio

The Multi-Asset Portfolio made those changes to its investment strategies described in supplements to its Prospectus and Statement of Additional Information filed via EDGAR with the Securities and Exchange Commission on January 29, 2013 (accession number 0001104659-13-
005597) and incorporated by reference herein.